Exhibit 99.1
Company Contacts:
Randy C. Martin
President, Chief Executive Officer, and
Executive Vice President and
Chief Financial Officer
(314) 721-4242
For Immediate Release
Thursday, September 27, 2007
SPARTECH ANNOUNCES STOCK REPURCHASE PROGRAM
     ST. LOUIS, September 27, 2007 — Spartech Corporation (NYSE:SEH) announced today that its Board of Directors authorized a program to repurchase up to 2 million shares of its common stock. These common stock repurchases would be made from time-to-time in the open market or through privately negotiated transactions, depending on market conditions. Spartech currently has approximately 32.0 million shares of common stock outstanding, and therefore the authorized amount represents 6% of its total shares outstanding.
     Spartech’s interim President and CEO, Randy C. Martin, stated; “We have a consistent track record of returning value to our shareholders through our dividend and share repurchase programs. The repurchase of our shares represents an attractive investment opportunity for Spartech, as well as a valuable tool for building shareholder value. We are confident that Spartech can invest in the growth initiatives that are the key to our future success and continue to enhance our returns to current shareholders utilizing our strong operating cash flows and balance sheet.”
     Spartech Corporation is a leading producer of engineered thermoplastic sheet materials, polymeric compounds and concentrates, and engineered product solutions. The Company has facilities located throughout the United States, Canada, Mexico, and Europe with sales of approximately $1.5 billion, annually. Spartech also announced the declaration of its regular quarterly cash dividend of 13.5 cents per share earlier today.
Safe Harbor For Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relate to future events and expectations, include statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors which have impacted and could impact our operations and results include: (a) adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for products of the types we produce; (b) our ability to compete effectively on product performance, quality, price, availability, product development, and customer service, (c) material adverse changes in the markets we serve, including the transportation, packaging, building and construction, recreation and leisure, and other markets, some of which tend to be cyclical; (d) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated from acquired businesses and their integration; (e) volatility of prices and availability of supply of energy and of the raw materials that are critical to the manufacture of our products, particularly plastic resins derived from oil and natural gas, including future effects of natural disasters; (f) our inability to manage or pass through an adequate level and timeliness of increases to customers in the costs of materials, freight, utilities, or other conversion costs; (g) our inability to predict accurately the costs to be incurred, time taken to complete, or savings to be achieved in connection with announced production plant restructurings; (h) adverse findings in significant legal or environmental proceedings or our inability to comply with applicable environmental laws and regulations; (i) adverse developments with work stoppages or labor disruptions, particularly in the automotive industry; (j) our inability to achieve operational efficiency goals or cost reduction initiatives; (k) our inability to develop and launch new products successfully; (l) restrictions imposed on us by instruments governing our indebtedness, and the possible inability to comply with requirements of those instruments; (m) possible weaknesses in internal controls; and (n) our ability to successfully complete the implementation of a new enterprise resource planning computer system. We assume no duty to update our forward-looking statements, except as required by law.